American Lorain Corp	CCG Investor Relations
Mr. Gang Liu, Director of IR	Mr. Crocker Coulson, President
Phone: +86 586 3862276	Phone: 646-213-1915 (New York)
Email: liugangqd@yahoo.com	Email: crocker.coulson@ccgir.com
www.loraingroup.com	www.ccgirasia.com

Ms. Linda Salo, Financial Writer Phone: 646-922-0894 E-mail: linda.salo@ccgir.com

www.ccgirasia.com

American Lorain Announces Conference Call to Discuss the Third Quarter of 2008

JUNAN COUNTY, Shandong, China, November 10, 2008 -- American Lorain Corporation (OTC Bulletin Board: ALRC; "American Lorain" or the "Company"), an international packaged foods company based in Shandong Province, People’s Republic of China ("PRC"), announced today it will conduct a conference call on Monday, November 17, 2008, at 8:00 AM EST, to discuss the Company’s financial results for the third quarter ended September 30, 2008. The Company plans on releasing earnings information on November 14, 2008.

Hosting the call will be Mr. Si Chen, Chairman and Chief Executive Officer of American Lorain, Mr. Alan Jin, Chief Financial Officer, and Mr. Liu Gang, Director of Investor Relations. In addition, Crocker Coulson, President of CCG Investor Relations, the Company’s investor relations firm, will serve as a speaker during the call.

Please dial 888-419-5570, five to ten minutes prior to the conference call start time (to allow time for registration) and reference the conference pass code 750 101 16. International callers should dial 617-896-9871 and use the same conference pass code.

A digital replay of the call will be available starting Monday, November 17, 2008, 10:00 AM EST, and ending 14 days later. To listen to the replay, please dial 888-286-8010 and enter the conference ID number 995 447 51. International callers should dial 617-801-6888 and enter the same conference ID number.

About American Lorain Corp.

American Lorain Corporation ("American Lorain" or the "Company") is a Delaware corporation that develops, manufactures and sells various food products. The Company’s products include chestnut products; convenience foods (including lightly processed foods such as cut fruit and premixed salads, ready-to-cook meals, and ready-to-eat meals); and frozen foods, canned foods and bulk foods. The Company currently sells over 192 products to 19 provinces and administrative regions in China as well as to 42 foreign countries. The Company operates through its four direct and indirect subsidiaries located in China. For more information about American Lorain, please visit our website at www.loraingroup.com.

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